UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014.

MUNRO DEVELOPMENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140663	20-3872178
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

311 S Division St. Carson City, NV, 89731
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Directors and Principal Officers

On October 1, 2014, at a special meeting of its shareholders, the Company appointed Mr. Andrew Munro to act as its sole officer and director.
Andrew V. Munro, age 47, sole director and sole officer.  Mr. Munro spent the last 20 years working for Jeld-Wen, the world's largest window and door manufacturer.  He started as an office manager and continued in progressively responsible leadership roles until becoming General Manager in 2000.  As a General Manager, he was responsible for all facets of the daily operation of the business and supervised over 40 individuals.  Immediately prior to 2000, Mr. Munro was the assistant General Manager for Jeld-Wen's operations in San Antonio, Texas. Mr. Munro holds a Diploma in Business Administration (Computer Systems) that he earned in 1989 from the BC Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUNRO DEVELOPMENTS INC.
Date: October 6, 2014.	/s/ Andrew Munro
Andrew Munro